Exhibit 10.19(c)

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is entered into as of May 9, 2014 by and among Earth911, Inc., a Delaware corporation (including any permitted successors and assigns, the “Debtor”) and Regions Bank (the “Lender”) on behalf of itself and its Affiliates (the “Secured Party”).

PRELIMINARY STATEMENT

QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (formerly known as QUEST RECYCLING SERVICES, LLC) (the “Borrower”), and the Lender have previously entered into the Loan Agreement dated as of December 15, 2010 (as it may be amended, supplemented, restated or modified from time to time, the “Loan Agreement”). The Debtor is entering into this Agreement in order to, among other things, induce the Lender to enter into and extend credit to the Borrower under the Loan Agreement.

AGREEMENT

ACCORDINGLY, the Debtor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2 Terms Defined in Texas Uniform Commercial Code. Terms defined in the Texas Uniform Commercial Code which are not otherwise defined in this Agreement are used herein as defined in the Texas Uniform Commercial Code as in effect on the date hereof.

1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph and in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” means (a) all Pledged Securities, and (b) all Securities, Investment Property, Instruments and General Intangibles constituting, evidencing or in respect of Pledged Securities, wherever located and whether presently existing or hereafter created or acquired, in which the Debtor now has or hereafter acquires any right or interest, and the Proceeds, insurance Proceeds and products thereof, and any substitutions therefor and replacements thereof, together with all books and records, computer files, programs, printouts and other computer materials and records related thereto.

“Control” shall have the meaning set forth in Section 8.106 or 9.106, as applicable, of the UCC.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“General Intangibles” means any “general intangibles”, as the term is defined in Section 9.102(a)(42) of the UCC.

“Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC.

“Investment Property” means any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC.

“Pledged Securities” means 50% of all membership interests in Borrower in which the Debtor now or hereafter has any interest, including the membership interests of the Borrower owned by the Debtor as set forth on Schedule 1, together with the certificates (or other agreements or instruments), if any, representing such membership interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(a) all equity interests representing a non-cash dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(b) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the equity interests of the successor Person formed by or resulting from such consolidation or merger.

“Proceeds” means any “Proceeds,” as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall include, but not be limited to, (a) any and all Proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered Section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

“Security” has the meaning set forth in 8.102(a)(15) of the UCC.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same has been or may be amended or revised from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Security Interest. The Debtor hereby pledges, assigns and grants to the Secured Party, a continuing security interest in all of the Debtor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. If the security interest granted hereby in any rights of the Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.

2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that contain any information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. The Debtor agrees to furnish any such information to the Secured Party promptly upon request.

2.4 Limitation on Liability. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of the Debtor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

2.5 Forte Collateral and Dick Collateral. The Secured Party acknowledges that the Secured Party is aware that the Debtor is a party to the following documents: (a) the Security and Membership Interest Pledged Agreement, dated July 16, 2013, executed by Debtor, as pledgor, and Jeff Forte, as secured party, pursuant to which Debtor granted Jeff Forte a security interest in various collateral, including 25% of the membership interests in Borrower owned by Debtor (collectively, the “Forte Collateral”) and (b) the Security and Membership Interest Pledged Agreement, dated July 16, 2013, executed by Debtor, as pledgor, and Brian Dick, as secured party, pursuant to which Debtor granted Brian Dick a security interest in various collateral, including 25% of the membership interests in Borrower owned by Debtor (collectively, the “Dick Collateral”). Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Secured Party acknowledges and agrees that the “Collateral” referenced in this Agreement does not include any of the Forte Collateral or any of the Dick Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtor represents and warrants to the Secured Party that:

3.1 Title, Authorization, Validity and Enforceability. The Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Secured Party the security interest in such Collateral pursuant hereto. The execution and delivery by the Debtor of this Agreement has been duly authorized by proper corporate proceedings, and this Agreement constitutes a legal, valid and binding obligation of the Debtor and creates a security interest which is enforceable against the Debtor in all now owned and hereafter acquired Collateral. With respect to Pledged Securities issued by a limited liability company the organizational documents of which do not provide that the equity interests of such Person are a security (as provided in Article 8 of the UCC), when a financing statement has been filed in the appropriate offices against the Debtor in the locations listed on Schedule 2, the Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing. With respect to Pledged Securities issued by a limited liability company the organizational documents of which provide that the equity interests of such Person are a security (as provided in Article 8 of the UCC), upon receipt by Secured Party of certificates evidencing such Pledged Securities, Secured Party shall have a fully perfected first priority security interest in such Pledged Securities.

3.2 Conflicting Laws and Contracts. Neither the execution and delivery by the Debtor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Debtor or the issuer of the Collateral or such issuer’s articles of organization, certificate of limited partnership, certificate of formation, operating agreement, or other charter documents, as the case may be, the provisions of any indenture, instrument or agreement to which the Debtor or such issuer is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any indenture, instrument or agreement (other than any Lien of the Secured Party).

3.3 Principal Location. The Debtor’s mailing address, and the location of its chief executive office and of the books and records, are disclosed in Schedule 2, and each additional place of business is set forth in Schedule 2.

3.4 Litigation. There is no litigation investigation or governmental proceeding threatened against the Debtor or any of its properties which if adversely determined would materially and adversely affect the Collateral.

3.5 No Default. No Default exists under any Loan Document to which Debtor is a party.

3.6 No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Debtor as debtor has been filed in any jurisdiction except financing statements naming the Secured Party as the secured party.

3.7 Pledged Securities and Other Investment Property. Schedule 1 sets forth a complete and accurate list of all equity interests issued by Borrower in which Debtor has any interest, together with each certificate or other Instrument, if applicable, evidencing such interest. The Debtor is the direct and beneficial owner of each equity interest, Instrument, Security and other type of Investment Property listed on Schedule 1 as being owned by it, free and clear of any Liens, except for the security interest granted to the Secured Party hereunder. All such equity interests, certificates, Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such equity interests, certificates, Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable. Schedule 1 identifies whether Borrower is a partnership or limited liability company the organizational documents of which provide that the equity interests of Borrower are a Security as defined in Chapter 8 of the UCC.

3.8 No Transfer Restrictions. No Collateral is subject to any restriction or prohibition on the grant of a security interest in such Collateral, the foreclosure of such security interest or other exercise of remedies with respect to such Collateral, the transfer of ownership interest in such Collateral and the exercise of all rights as a holder of such Collateral (including all rights as a member or other owner of equity interests of Borrower) that have not been effectively waived.

ARTICLE IV

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated:

4.1 General.

4.1.1 Inspection. The Debtor will permit the Secured Party, by its representatives and agents, upon reasonable advance notice (a) to inspect the Collateral, (b) to examine and make copies of the records of the Debtor relating to the Collateral and (c) to discuss the Collateral and the related records of the Debtor with, and to be advised as to the same by, the issuer of such Collateral and such issuer’s officers and employees, all at such reasonable times and intervals as the Secured Party may determine, and all at the Debtor’s expense.

4.1.2 Taxes. The Debtor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3 Records and Reports; Notification of Event of Default. The Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Secured Party such reports relating to the Collateral as the Secured Party shall from time to time reasonably request. The Debtor will give prompt notice in writing to the Secured Party of the occurrence of any development, financial or otherwise, which might materially and adversely affect the Collateral. If reasonably requested by the Secured Party, the Debtor shall mark its books and records to reflect the security interest of the Secured Party under this Agreement.

4.1.4 Financing Statements and Other Actions; Defense of Title. The Debtor will execute and deliver to the Secured Party all financing statements, control agreement and other documents and take such other actions as may from time to time be reasonably requested by the Secured Party in order to maintain a perfected first priority security interest in and, in the case of Investment Property, Control of, the Collateral. The Debtor will take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. The Debtor will not sell, lease or otherwise dispose of the Collateral except dispositions specifically permitted pursuant to the Loan Agreement.

4.1.6 Liens. The Debtor will not create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Agreement.

4.1.7 Change in Location, Jurisdiction of Organization or Name. The Debtor will not (a) maintain records relating to the Collateral at a location other than at the location specified on Schedule 2, (b) change its name or taxpayer identification number, (c) change its mailing address, or (d) change its jurisdiction of organization, unless the Debtor shall have given the Secured Party not less than 30 days prior written notice thereof, and Debtor has taken such action as Secured Party may request and Secured Party has taken such action as Secured Party shall have determined as necessary to maintain the validity, perfection and priority of the Secured Party’s security interest in the Collateral.

4.1.8 Other Financing Statements. The Debtor will not file or authorize the filing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral.

4.2 Instruments and Securities. The Debtor will (a) deliver to the Secured Party immediately upon execution of this Agreement the originals of all certificates, Securities and Instruments (if any then exist) included in Collateral, and (b) hold in trust for the Secured Party upon receipt and immediately thereafter deliver to the Secured Party any certificates, Securities and Instruments evidencing or constituting Collateral. The Debtor shall cause each certificate or Instrument evidencing or constituting Collateral to be issued in form acceptable to Secured Party (including no legend or other provision not acceptable to Secured Party). The Debtor shall cause each such certificate or Instrument to be delivered with a stock or other appropriate power, undated and executed in blank.

4.3 Uncertificated Securities and Certain Other Investment Property. The Debtor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Collateral and which are Securities and equity interests and (b) any financial intermediary which is the holder of any Investment Property, to cause the Secured Party to have and retain Control over such Securities or other Investment Property and equity interests. Without limiting the foregoing, the Debtor will, with respect to Investment Property held with a financial intermediary, take commercially reasonable efforts to cause such financial intermediary to enter into a control agreement with the Secured Party in form and substance reasonably satisfactory to the Secured Party.

4.4 Ownership Interests.

4.4.1 Changes in Capital Structure of Issuers. The Debtor will not, except as permitted under the Loan Agreement (a) permit or suffer any affiliated issuer of any equity interests or other ownership interests in a limited liability company constituting Collateral to dissolve, liquidate, retire any of its equity interests or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (b) vote any of the equity interests, Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.4.2 Issuance of Additional Securities and Equity Interests. The Debtor will not permit or suffer the affiliated issuer of any equity interests, corporate securities or other ownership interests in a limited liability company constituting Collateral to issue any such equity interests, securities or other ownership interests, any right to receive the same or any right to receive earnings, unless the Debtor’s percentage interest in all equity interests of such issuer remains the same after giving effect thereto or all of the Debtor’s interests in all equity interests are pledged to Secured Party, subject to Section 2.5 hereof, and in each case the Debtor complies with the provisions of this Agreement with respect to such equity interests and other ownership interests.

4.4.3 Exercise of Rights in Pledged Securities and other Investment Property. The Debtor will permit the Secured Party or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and other rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any equity interests or other ownership interests or Investment Property in or of a limited liability company constituting Collateral as if it were the absolute owner thereof.

4.4.4 Issuance of Securities. Debtor shall not permit any ownership interests in a limited liability company which are included within the Collateral to at any time constitute a Security or consent to the issuer of any such interests taking any action to have such interests treated as a Security unless (a) all certificates or other documents constituting such Security have been delivered to the Secured Party and such Security is properly defined as such under Chapter 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (b) the Secured Party has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Chapter 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

4.5 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Secured Party may reasonably deem necessary or desirable to preserve and perfect its security interest in the Collateral and priority thereof and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Secured Party may reasonably require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

ARTICLE V

DEFAULT

5.1 Acceleration and Remedies. Upon the occurrence and during the continuation of an Event of Default under the Loan Agreement or any other Loan Document, the Secured Party may exercise any or all of the following rights and remedies:

5.1.1 Those rights and remedies provided in this Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Secured Party prior to an Event of Default that by their terms are not so limited.

5.1.2 Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement.

5.1.3 Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.

5.2 Debtor’s Obligations Upon Event of Default. Upon the request of the Secured Party after the occurrence of an Event of Default, the Debtor will:

5.2.1 Assembly of Collateral. Assemble and make available to the Secured Party the Collateral and all records relating thereto at any place or places specified by the Secured Party.

5.2.2 The Secured Party’s Access. Permit the Secured Party, by the Secured Party’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Secured Party until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS

7.1 Application of Proceeds. After the occurrence and during the continuation of an Event of Default, the Proceeds of the Collateral shall be applied by the Secured Party to payment of the Secured Obligations in such manner and order as the Secured Party may elect in its sole discretion.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Notice of Disposition of Collateral. To the extent notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Debtor, addressed as set forth in Article IX, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made.

8.2 [Reserved].

8.3 The Secured Party Performance of Debtor’s Obligations. Without having any obligation to do so, the Secured Party may perform or pay any obligation which the Debtor has agreed to perform or pay in this Agreement and Debtor shall, reimburse the Secured Party for any amounts paid by the Secured Party pursuant to this Section 8.3. The Debtor’s obligation to reimburse the Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4 Authorization for the Secured Party to Take Certain Action. The Debtor irrevocably authorizes the Secured Party at any time and from time to time in the sole discretion of the Secured Party and appoints the Secured Party as its attorney in fact during the existence of an Event of Default (a) to execute on behalf of the Debtor as debtor and to file financing statements and amendments and continuations thereto necessary or desirable in the Secured Party’s sole discretion to perfect and to maintain the perfection and priority of the Secured Party’s security interest in the Collateral, (b) to indorse and collect any cash Proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Secured Party’s security interest in the Collateral, (d) to contact and enter into one or more agreements with the issuers of Collateral with financial intermediaries holding other Investment Property included in Collateral as may be necessary or advisable to give the Secured Party Control over such Securities or other Investment Property and the rights intended by this Agreement with respect to all Collateral, (e) to apply the Proceeds of any Collateral received by the Secured Party to the Secured Obligations as provided in Article VII, and (f) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral, and the Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party in connection therewith, provided that this authorization shall not relieve the Debtor of any of its obligations under this Agreement or under any other Loan Document.

8.5 Specific Performance of Certain Covenants. The Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.4, 4.1.6, 4.2 or 8.6 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Secured Party to seek and obtain specific performance of other obligations of the Debtor contained in this Agreement, that the covenants of the Debtor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Debtor.

8.6 Dispositions Not Authorized. The Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Debtor and the Secured Party or other conduct of the Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Secured Party unless such authorization is in writing signed by the Secured Party.

8.7 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and assigns, except that the Debtor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Secured Party.

8.8 Survival of Representations. All representations and warranties of the Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

8.9 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Agreement shall be paid by the Debtor, together with interest and penalties, if any. Debtor shall reimburse the Secured Party for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Secured Party) paid or incurred by the Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the reasonable expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Debtor.

8.10 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

8.11 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Loan Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Secured Party which would give rise to any Secured Obligations are outstanding.

8.12 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Debtor and the Secured Party relating to the Collateral and supersedes all prior agreements and understandings between the Debtor and the Secured Party relating to the Collateral.

8.13 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.14 INDEMNITY. THE DEBTOR HEREBY AGREES TO INDEMNIFY SECURED PARTY AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, PENALTIES, SUITS, COSTS, AND EXPENSES OF ANY KIND AND NATURE (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT SECURED PARTY IS A PARTY THERETO) IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SECURED PARTY OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, ATTORNEYS, AND EMPLOYEES, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, OR THE MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, USE, OPERATION, CONDITION, SALE, RETURN OR OTHER DISPOSITION OF ANY COLLATERAL (INCLUDING, WITHOUT LIMITATION, LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE BY THE SECURED PARTY OR THE DEBTOR, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT). WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE IX

NOTICES

9.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) to the addresses set forth on the signature pages hereto in the manner set forth in the Loan Agreement. All such notices to the Debtor hereunder shall be given or made at the appropriate address or telecopier number of the Debtor in accordance with the Loan Agreement.

9.2 Change in Address for Notices. The Debtor and the Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

IN WITNESS WHEREOF, the Debtor and the Secured Party have executed this Agreement as of the date first above written.

DEBTOR:

EARTH911, INC.,
a Delaware corporation

By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	CFO

Address for Notices:

6175 Main Street, Suite 420
Frisco, Texas 75034
Attn: Laurie L. Latham
Fax No.:	866-892-7478
Telephone No:	972-464-0011

with a copy to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
Attn: Robert S. Kant
Fax No.:	602-445-8100
Telephone No:	602-445-8302

Signature Page to Pledge Agreement

SECURED PARTY:

REGIONS BANK

By:	/s/ Catherine M. Young
	Name:	Catherine M. Young
	Title:	SVP

Address for Notices:		1717 McKinney Avenue, Suite 1100 Dallas, Texas 75202

Fax No.:
Telephone No.:		469-608-2731
Attention:		Catherine M. Young

Signature Page to Security Agreement

SCHEDULE 1

List of Membership Interests

Debtor: EARTH911, INC., a Delaware corporation

Issuer Name: QUEST RESOURCE MANAGEMENT GROUP, LLC

Jurisdiction of Organization of Issuer: Delaware

Issuer Entity Type: Limited Liability Company

Equity Interests of issuer owned by Debtor: 100%; provided, however, that only 50% are pledged pursuant to the terms of this Agreement

Certificates representing Equity Interest of issuer: NONE

Organization documents of issuer provide that Equity Interest of issuer is a security: NO

Schedule 1 – Page 1

SCHEDULE 2

Principal Place of Business and Mailing Address; Location of Records

Principal Place of Business and Mailing Address:	6175 Main Street Suite 420 Frisco, Texas 75034

Location of Records (if different from Principal Place of Business above):	Same

Other Business Locations, if any:	1375 N. Scottsdale Road Suite 140 Scottsdale, Arizona 85257

Schedule 2 – Page 1